Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139676 and 333-171444 on Form S-8 of our report dated April 1, 2013, appearing in this Annual Report on Form 10-K of Summit Financial Services Group, Inc. for the year ended December 31, 2012.

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida

April 1, 2013